UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 9, 1998


                          DELTA WOODSIDE INDUSTRIES, INC.

    (Exact name of registrant as specified in its charter)


SOUTH CAROLINA                       0-10095       57-0535180
(State or other jurisdiction of   (Commission    (I.R.S. Employer
 Incorporation or organization)    File Number)  Identification No.)


     233 North Main Street
     Hammond Square, Suite 200
     Greenville, South Carolina                               29601
     (Address of principal executive offices)              (Zip Code)


                                  864\232-8301
             Registrant's telephone number, including area code


                                 Not Applicable

 Former name, former address and former fiscal year, if changed since last report.




Item 5.  Other Events.


March 9, 1998                              Douglas J. Stevens
Greenville, South Carolina




        Delta Woodside Industries, Inc. (NYSE-DLW) announced today that it is withdrawing from the circular knit fabrics business, which has operated under the name of Stevcoknit Fabrics Company, and will
be selling or closing and liquidating   its two knitting, dyeing and
finishing plants in Wallace, North Carolina, and its yarn spinning plant in Spartanburg, South Carolina. Stevcoknit Fabrics Company has previously provided a substantial supply of yarn to the Company's Delta Apparel activewear division and Stevcoknit's yarn plant in Edgefield, South Carolina, will now produce this yarn for the Delta Apparel division.

        Delta Woodside also announced that it has decided to sell its Nautilus International fitness equipment division, based in Independence, Virginia, and has retained an investment banking firm to handle the sale.

        In connection with these decisions, Delta Woodside will take restructuring and other related charges in its March quarter, currently estimated to be in the range of $32 million. In the Company's last fiscal year, the Stevcoknit and Nautilus divisions recorded a combined operating loss of $14.7 million.

        In commenting on the Company's decisions, E. Erwin Maddrey II, President and Chief Executive Officer, said, "The decision to close Stevcoknit has been extremely difficult for us to make. We are keenly aware of the hardships which this decision will create for the
many loyal and dedicated Stevcoknit employees.   However, our knit
fabrics business has been unprofitable for many years. We have now reached the conclusion that there is little prospect for improvement, and Delta Woodside can no longer afford to take these losses. We will make every effort to place the employees in these three plants in other jobs in the Company, and to work with the communities affected to try to use our manufacturing plants in these communities for the best benefit of the communities and the employees.


Page 2


        "In deciding to sell Nautilus, we made the decision to focus on our core textile and apparel businesses. Nautilus is a great company with a great name and we are confident that this company will be purchased by a buyer who can focus entirely on the exciting area of health and fitness. We believe that our loyal and dedicated Nautilus employees will prosper under new ownership.

        "Having made these difficult decisions, we can now concentrate on our well positioned and highly profitable Delta Mills woven fabrics division, our low cost activewear division, and our popular Duck Head branded apparel division. Such focus should significantly enhance the profitability of Delta Woodside and improve the Company's prospects going forward."

        Forward-looking statements in this press release are subject to a number of uncertainties beyond the control of the Company. Factors that could cause actual results to differ materially from the Company's estimates and projections include the inability of the Company to sell the Stevcoknit assets or the Nautilus business on satisfactory terms and in a timely manner and the other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997.

        Delta Woodside Industries, Inc., headquartered in Greenville, South Carolina, manufactures and markets a wide variety of textile and apparel products.



                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DELTA WOODSIDE INDUSTRIES, INC.

(Registrant)




Date  March 9, 1998           /s/ Douglas J. Stevens
                              Douglas J. Stevens
                              Controller and Assistant
Secretary